EXHIBIT 99.1

Jameson Inns, Inc.	PRESS RELEASE

8 Perimeter Center East, Suite 8050     Atlanta, GA 30346     (770) 481-0305     FAX (770) 901-9550

FOR IMMEDIATE RELEASE

September 12, 2003

Investor Relations Contact:	Alexander Lagerborg EPOCH Financial alagerborg@epochfinancial.com (888) 917-5146

Jameson Inns, Inc. Announces Special Conference Call to be Held on

September 15, 2003 at 2:00 EST

Management to Discuss Expected Changes of Proposed REIT Termination followed by Q & A

Atlanta, GA, September 12, 2003 Jameson Inns, Inc. (NASDAQ: JAMS), a hotel real estate investment trust (REIT) and owner of Jameson Inn and Signature Inn hotels, today announced that the Company will hold a special conference call on Monday September 15, to discuss the proposed restructuring of the Company which it announced yesterday.

The conference call will be held at 2:00 PM EDT and will be hosted by Mr. Tom Kitchin, Chairman and Chief Executive Officer of Jameson Inns. There will be a question and answer period after initial comments by Mr. Kitchin and other members of his senior management team.

Shareholders and other interested parties can listen to the conference call via the internet at www.jamesoninns.com or live audio of the call will be accessible by calling 877-462-0700. International callers can call 706-679-3971. Callers should call in approximately 10 minutes before the call begins.

Jameson Inns, Inc. is a REIT that develops and owns the Jameson Inn and Signature Inn limited-service hotel properties. For more information, visit the company’s website at www.jamesoninns.com.

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